UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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(Amendment No. )
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Green Brick Partners, Inc.
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ABOUT GREEN BRICK PARTNERS
Texas-based Green Brick Partners, Inc. is Fortune Magazine’s 2021 fastest growing public homebuilder and land developer in the country. Green Brick Partners is committed to building strong communities designed for an exceptional quality of life. We believe that a company’s propensity for success is determined by choosing to do the right thing day after day, for our homebuyers, stockholders, and employees. This begins by following our guiding principles, a set of values we call HOME. This acronym, representing Honesty, Objectivity, Maturity, and Efficiency allows us to build and design homes with a focus on quality craftsmanship, superior customer service, and an ongoing commitment to transparency. Green Brick Partners’ subsidiary and affiliated homebuilders can be found across four states through eight builder brands.  Additionally, our mortgage and title operations make  buying a home a seamless experience and provide timely visibility into our buyers.

Shareholder Letter
James Brickman, Co-Founder & CEO and David Einhorn, Co-Founder & Chairman

Dear Stockholders,

2021 was another very successful year. Normally, our business is limited by finding sufficient demand from qualified purchasers. 2021 marked a year where we were instead limited by our ability to complete homes. There were widespread shortages of material and labor. Even so, our builders met the challenges posed and produced record revenues of $1.4 billion, up 44%, record pretax income attributable to GRBK of $243 million, up 75%, and record diluted earnings per share of $3.72 - a major 66% increase from 2020.
This is the seventh consecutive record-breaking year for Green Brick Partners, which earned us significant media attention, including a spot in the top 50 of Forbes’ 2022 America’s Best Small Companies list. We are pleased to report that our net income return on average shareholder equity was 25.9%.
As we look ahead in to 2022 and beyond, our future continues to look bright. We entered 2022 with 2,278 homes under construction, up 28% from 2020, and a year-ending backlog of $870 million, up 27% over 2020. Even more importantly, we believe that we have positioned the company for growth over an extended period of time by almost doubling our position of controlled lots at what we believe to be advantageous prices.
Our focus is on expanding all our brands but scale our business in earnest by growing Trophy Signature Homes. In 2021, Trophy started 1,281 homes, up 53% from 2020. In February 2022, we announced Trophy’s expansion into the Austin, Texas market with the acquisition of land that we plan to develop into 850+ homesites. Construction of the homes is currently slated to start by early 2023.
We also believe that, despite rising interest rates and ongoing supply chain challenges, we are staged for a successful 2022 because we operate in what we believe are some of the best markets in the country, we have a superior lot position, and, most of all, we have a talented team dedicated to winning day in and day out.
Thank you for being a stockholder. 2021 was a record year - but we are driven to make 2022 and beyond even better.
Sincerely,

James R. Brickman Co-Founder and CEO	David Einhorn Co-Founder and Chairman

Notice of Annual Meeting of Stockholders

DATE AND TIME	LOCATION
Tuesday, June 7, 2022 10:00 a.m., Central Time	www.virtualshareholdermeeting.com/GRBK2022

RECORD DATE April 13, 2022

ITEMS OF BUSINESS		BOARD RECOMMENDATION
1.	To elect as directors the eight nominees named in the attached proxy statement for a one-year term or until his or her successor is elected and qualified	“FOR” each Director Nominee
2.	To ratify selection of RSM US LLP as our Independent Registered Public Accountants for 2022	“FOR”

Stockholders will also transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement.

Whether or not you expect to attend the meeting, please vote using the internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Stockholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors,
Richard A. Costello
Chief Financial Officer, Treasurer and Secretary

VOTING METHODS

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

INTERNET	TELEPHONE	MAIL
Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	If wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2021 on or about April 28, 2022.
Our proxy statement and annual report are available online at: www.proxyvote.com.

TABLE OF CONTENTS

Green Brick Partners, Inc. | 2022 Proxy Statement i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.
2022 Annual Meeting of Stockholders

Date and Time:	Tuesday, June 7, 2022, at 10:00 a.m. Central Time
Place:
Our meeting will be held in a virtual format only, conducted exclusively via www.virtualshareholdermeeting.com/GRBK2022. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person. Stockholders will be able to attend, vote and submit questions (both before and during a portion of the meeting) virtually.

Record Date:	April 13, 2022
Voting:	Each share of common stock outstanding on the Record Date has one vote on each matter that is properly submitted for a vote at the annual meeting.

Proposals and Board Recommendations

Proposal		Board Recommendations
Proposal 1:	Election of Directors (page 4)	FOR each director nominee
Proposal 2:	Ratification of RSM US LLP (“RSM”) as our Independent Registered Certified Public Accounting Firm for 2022 (page 39)	FOR

2021 FINANCIAL AND OPERATIONAL HIGHLIGHTS

Net New Orders
2,885
2,851
1,923
48%
FY 2019
FY 2020
FY 2021

For more information relating to Green Brick Partners, Inc.’s financial performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022.

2022 Proxy Statement 1

Proxy Summary

Delivering Stockholder Value
Our financial and operational performance has contributed to our ability to create significant stockholder value as we delivered 202% Total Stockholder Return (“TSR”) over the five years ended December 31, 2021, or a 24.7% CAGR. In 2021, we were proud to have our growth recognized by Fortune Magazine by naming us in the top 20 of their 2021 Fastest Growing Companies list, and the number one fastest growing public homebuilder.

Governance Highlights

Annual election of directors
100% independent Board committees
6 out of our 8 Board nominees are independent
Directors Elected by Majority Vote
Director resignation policy for all directors in uncontested elections
Regular Stockholder engagement, including first Investor Day in 2021
Robust stock ownership guidelines applicable to directors and executive officers

Independent directors meet in executive session without management present
Strong Board oversight of risk management process
Annual Board evaluations and self-assessments
Policies prohibiting hedging of shares by directors
Proxy access allows stockholders to nominate directors and have nominees included in the proxy statement
Addition of sustainability responsibilities to Governance committee

2022 Proxy Statement 2

Proxy Summary

BALANCED BOARD

			DIRECTOR SINCE	STANDING COMMITTEE MEMBERSHIP
NAME AND PRIMARY OCCUPATION	INDEPENDENT	AGE		A	C	G

David Einhorn, Chairman President Greenlight Capital, Inc.	Co-Founder	53	2006
James R. Brickman Chief Executive Officer Green Brick Partners, Inc.	Co-Founder	70	2014
Elizabeth K. Blake Retired General Counsel,		70	2007
Harry Brandler Retired Chief Financial Officer		50	2014
John R. Farris President, Land Fund Partners, LLC		49	2014
Kathleen Olsen Retired Chief Financial Officer Eminence Capital, LLC		50	2014
Richard S. Press Retired Senior Vice President Wellington Management		83	2014
Lila Manassa Murphy Chief Financial Officer, Dundee Corporation		50	2022
A – Audit		Chair
C – Compensation
G – Governance & Sustainability		Member

BOARD COMPOSITION

Independent Directors
Ethnic/Racial Diversity

17%
83%
Non Ethnic/Racial Minority
Ethnic/Racial Minority

2022 Proxy Statement 3

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. Our Amended and Restated Bylaws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by our Board of Directors (the “Board”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BELOW DIRECTOR NOMINEES.

Director Nominees
We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 9 of this proxy statement.

2022 Proxy Statement 4

Proposal 1 - Election of Directors

The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

DAVID EINHORN Chairman AGE: 53 DIRECTOR SINCE: 2006	BACKGROUND:
Mr. Einhorn has served as one of our directors since May 2006. Since 1996, Mr. Einhorn has been the President of Greenlight Capital, Inc., which along with its affiliates is investment advisor to our principal stockholders. Mr. Einhorn serves as Chairman of Greenlight Capital Re, Ltd., a public reinsurance holding company (Nasdaq: GLRE). Mr. Einhorn received a Bachelor of Arts degree in Government from Cornell University.

Skills & Qualifications:
Mr. Einhorn, our co-Founder, brings to the Board crucial investment expertise and business experience.

JAMES R. BRICKMAN Chief Executive Officer & Director AGE: 70 DIRECTOR SINCE: 2014	BACKGROUND:
Mr. Brickman, has served as one of our directors since October 2014. Previously, Mr. Brickman was the founding manager and advisor of each of JBGL Capital LP since 2008 and JBGL Builder Finance LLC since 2010 (collectively “JBGL”), and is our Chief Executive Officer. Prior to forming JBGL in 2008, Mr. Brickman was a manager of various joint ventures and limited partnerships that developed/built low and high-rise office buildings, multifamily and condominium homes, and single family homes, entitled land, and supervised a property management company. He previously also served as Chairman and Chief Executive Officer of Princeton Homes Ltd. and Princeton Realty Corporation that developed land, constructed single family custom homes and managed apartments it built. Mr. Brickman has over 40 years’ experience in nearly all phases of real estate construction, development and real estate finance property management. He received a B.B.A. and M.B.A. from Southern Methodist University.

Skills & Qualifications:
Mr. Brickman, our co-Founder, brings to the Board substantial experience in residential land development, the homebuilding industry and management, as well as intimate knowledge of Green Brick’s business and operations.

2022 Proxy Statement 5

Proposal 1 - Election of Directors

ELIZABETH K. BLAKE INDEPENDENT AGE: 70 DIRECTOR SINCE: 2007 COMMITTEES: • Compensation • Governance & Sustainability (Chair)
BACKGROUND:
Ms. Blake has served as one of our directors since September 2007. Before retiring, Ms. Blake served as Senior Vice President — Advocacy, Government Affairs & General Counsel of Habitat For Humanity International Inc. from 2006 to 2014. Ms. Blake served on the board of directors of Patina Oil & Gas Corporation from 1998 through its sale to Noble Energy in 2005. From March 2003 to 2005, Ms. Blake was the Executive Vice President — Corporate Affairs, General Counsel and Corporate Secretary for US Airways Group, Inc. From April 2002 through December 2002, Ms. Blake served as Senior Vice President and General Counsel of Trizec Properties, Inc., a public real estate investment trust. Ms. Blake served as Vice President and General Counsel of General Electric Power Systems from 1998 to 2002. From 1996 to 1998, Ms. Blake served as Vice President and Chief of Staff of Cinergy Corp. From 1982 to 1984, she was an associate with Frost & Jacobs, a law firm in Cincinnati, Ohio, and a partner from 1984 to 1996. From 1977 to 1982, she was with the law firm of Davis Polk & Wardwell in New York. Ms. Blake received a Bachelor of Arts degree with honors from Smith College and her Juris Doctor from Columbia Law School, where she was a Harlan Fiske Stone Scholar. Ms. Blake was awarded an Honorary Doctorate of Technical Letters by Cincinnati Technical College and an Honorary Doctorate of Letters from the College of Mt. St. Joseph. She is past Chair of the Ohio Board of Regents.

Skills & Qualifications:
Ms. Blake brings to the Board extensive executive leadership, corporate governance, and risk management knowledge through her experience a director of public, private, and non-profit corporations as well as her knowledge of the homebuilding industry.

HARRY BRANDLER INDEPENDENT AGE: 50 DIRECTOR SINCE: 2014	BACKGROUND:
Mr. Brandler has served as one of our directors since October 2014. Before retiring, Mr. Brandler served as the Chief Financial Officer of Greenlight Capital, Inc. from December 2001 to January 2019. Prior to joining Greenlight Capital, Inc., from 2000 to 2001, Mr. Brandler served as Chief Financial Officer of Wheatley Partners, a venture capital firm, where he oversaw the firm’s back-office operations and restructured the firm’s marketing, client relations and technology. From 1996 to 2000, Mr. Brandler served as a Manager at Goldstein, Golub & Kessler, where he provided audit, tax and consulting services to investment partnerships and other financial organizations and where he was promoted to Manager in January 1999. Mr. Brandler received a B.S. in Accounting from New York University in 1993. Mr. Brandler was admitted as a Certified Public Accountant in New York in 1996.

Skills & Qualifications:
Mr. Brandler brings to the Board a unique understanding of our strategies and operations through eight years of service as a member of the Board and 22 years of finance, accounting and management experience.

2022 Proxy Statement 6

Proposal 1 - Election of Directors

JOHN R. FARRIS INDEPENDENT AGE: 49 DIRECTOR SINCE: 2014 COMMITTEES: • Audit • Governance & Sustainability	BACKGROUND:

Mr. Farris has served as one of our directors since October 2014. Since 2007, Mr. Farris is the President of LandFund Partners, LLC, manager of an open-end farmland fund focused on row crop farmland properties in the Mississippi River Valley and President of Commonwealth Economics, LLC., an economic development advisory firm. Prior to forming LandFund Partners and Commonwealth Economics, LLC, from 2006 to 2007, Mr. Farris served as Secretary of the Finance and Administration Cabinet for the Commonwealth of Kentucky. From 2008 to 2012, Mr. Farris served as an adjunct Professor of Economics and Finance at Centre College in Danville, Kentucky. Mr. Farris previously worked at the Center for Economics Research at the Research Triangle Institute, the World Bank and the International Finance Corporation. Mr. Farris received a B.S. from Centre College in 1995 and a M.P.A. from Princeton University in 1999. From 2010 to 2016, Mr. Farris served on the Board of Farmers Capital Bank Corporation (Nadaq: FFKT).

Skills & Qualifications:
Mr. Farris brings to the Board a wealth of knowledge and experience in economics and finance and real estate finance as well as public company board and committee experience.

KATHLEEN OLSEN INDEPENDENT AGE: 50 DIRECTOR SINCE: 2014 COMMITTEES: • Audit (Chair) • Compensation • Governance & Sustainability	BACKGROUND:
Ms. Olsen has served as one of our directors since October 2014. Since 2011, Ms. Olsen has been a private investor. From 1999 through 2011, Ms. Olsen served as Chief Financial Officer of Eminence Capital, LLC, a long/short global equity fund. From 1993 to 1999, Ms. Olsen served as audit manager, specializing in investment partnerships, at Anchin, Block & Anchin LLP, a public accounting firm located in New York City. Ms. Olsen received a Bachelor of Science degree with honors from the State University of New York at Albany. Ms. Olsen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.
Skills & Qualifications:
Ms. Olsen brings to the Board an extensive knowledge of accounting, audit, and finance in addition to broad executive leadership experience.

2022 Proxy Statement 7

Proposal 1 - Election of Directors

RICHARD S. PRESS LEAD INDEPENDENT DIRECTOR AGE: 83 DIRECTOR SINCE: 2014 COMMITTEES: • Audit • Compensation (Chair) • Insurance (Chair)		BACKGROUND:
Mr. Press has served as one of our directors since October 2014. Before retiring, Mr. Press was a Senior Vice President at Wellington Management from 1994 to 2006, where he started and built the firm’s insurance asset management practice. Prior to that, Mr. Press was a Senior Vice President of Stein Roe & Farnham from 1982 to 1994 and Scudder Stevens and Clark from 1964 to 1982. Mr. Press sat on various committees of the Controlled Risk Insurance Company of The Harvard Risk Management Foundation from 2006 to 2017. Previously, Mr. Press was Chairman of the Board of Anaesthesia Associates of Massachusetts, and served as a board member and chairman of each of Transatlantic Holdings (NYSE: TRH) from August 2006 to March 2012 and Pomeroy IT Solutions (NASDAQ: PMRY) from July 2007 to November 2009. He served as a board member of the Housing Authority Insurance Group from 2008 to 2015. He was a founding member of the Board of Governors and the Advisory Board of the National Pediatric Multiple Sclerosis Center, Stony Brook University and Medical School, New York (2001 – 2013). He is currently a director of Millwall Holdings PLC and Millwall Football Club. Mr. Press earned a B.A. from Brown University in 1960; and after serving in the US Army, he received his M.B.A. from Harvard Business School in 1964.
Skills & Qualifications:
Mr. Press brings to the Board an extensive background in finance, insurance and risk management as well as public company board and committee experience.
LILA MANASSA MURPHY AGE: 50 DIRECTOR SINCE: 2022 COMMITTEES: • Audit		BACKGROUND:

Since May 2021, Ms. Lila Manassa Murphy has served as EVP and Chief Financial Officer of Dundee Corporation, a public Canadian independent holding company listed on the Toronto Stock Exchange, which is focused on holding and managing investments in the energy, natural resources, agriculture and real estate industries. Ms. Manassa Murphy previously served on the board and audit committee of Dundee Corporation, from August 2018 to March 2021. Ms. Manassa Murphy founded Intrinsic Value Partners, LLC in 2018, a provider of consulting services to asset management firms and family offices. Previously, she was Vice President and Portfolio Manager at Federated Hermes, Inc., a Fortune 500, ESG focused investment firm. Prior, Ms. Manassa Murphy worked as an Analyst at David W. Tice & Associates Inc. with a dedicated focus on natural resources investing. She has more than 25 years of diverse investment management experience. She sits on the board and finance committee of Sustainable Development Strategies Group, a US-based independent non-profit research institute advancing best practices for sustainable management of natural resources. Ms. Manassa Murphy currently serves as a director of Gold Resource Corporation, a NYSE listed company, and sits on its Audit Committee, its Safety, Sustainability & Technical Committee and chairs its Nominating and Governance Committee. Ms. Manassa Murphy is a member of the Latino Corporate Directors Association.
Skills & Qualifications:
Ms. Manassa Murphy brings to the Board experience and skills developed as a capital markets’ executive officer and Chief Financial Officer focused on real estate finance, while her work as a public company director provides her with a strong background in matters related to sustainability, finance, accounting, and risk assessment.

•

2022 Proxy Statement 8

Proposal 1 - Election of Directors
Director Nomination Process
Nominee Qualifications and the Nomination Process
The Governance & Sustainability Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Governance & Sustainability Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on several factors, including our current operating requirements, business strategy, and the long-term interests of our stockholders. The following table highlights certain of the skills and experience of our Board (additional details are set forth in their individual biographies beginning on page 5 of this proxy statement):

SKILLS AND QUALIFICATIONS	DAVID EINHORN	JAMES R. BRICKMAN	ELIZABETH K. BLAKE	HARRY BRANDLER	JOHN R. FARRIS	KATHLEEN OLSEN	RICHARD S. PRESS	LILA MANASSA MURPHY

INDUSTRY EXPERIENCE
Experience in homebuilding, land development, real estate brokerage and sales and financing and banking in the real estate industry or in analyzing or consulting in these key areas enables our Board to understand key operational aspects of our homebuilding business and provide important perspective from their relevant expertise.

EXECUTIVE LEADERSHIP Experience in positions that require strategic vision, leadership and decision making enables our Board to provide sound business judgment, leadership and strategic vision.

ACCOUNTING/FINANCE/
CAPITAL MARKETS
Experience in accounting, finance or capital markets enables our Board to provide insight and guidance on financial reporting, internal controls, and our capital structure and to evaluate our investment and capital raising strategies.

LEGAL/REGULATORY/
CORPORATE GOVERNANCE
Experience in legal, regulatory and corporate governance provides our Board an understanding of the regulatory environment in which we operate, especially with our new captive insurance company and assists in the evaluation of risk.

RISK MANAGEMENT Experience in in overseeing risk management matters strengthens the Board's oversight of the risks facing Green Brick.
PUBLIC COMPANY DIRECTORSHIP Experience serving on other public company boards enables our Board to have a solid background and the knowledge necessary to understand its oversight and governance roles.

2022 Proxy Statement 9

Proposal 1 - Election of Directors
The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance & Sustainability Committee periodically assesses the characteristics, skills, background and expertise of the Board as a whole and its individual members to assess those traits against the developing needs of the Board and Green Brick. This assessment enables the Governance & Sustainability Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time. As a result of such periodic assessment, the Governance & Sustainability Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes are necessary to create a balanced and effective Board. Green Brick is committed to seeking diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise.
To the extent that the Governance & Sustainability Committee believes that specific skills, characteristics or experience needs to be added to the Board, the committee initiates a search for a Board nominee, seeking input from board members and senior management. In addition, the Governance & Sustainability Committee has the authority to retain professional search firms to identify director candidates if it is deemed necessary or appropriate. As part of its annual review of the skills and experience that would enhance the Board as a whole, the Committee sought to add another director with significant sustainability experience, who would provide the Board with another audit committee financial expert and who had real estate finance experience. In connection with this search we sought to (1) identify candidates with the leadership, skills and experience targeted by the Governance & Sustainability Committee from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services and (2) ensure that the pool of candidates included diverse candidates with a particular focus on ethnic, racial and gender diversity. Ms. Manassa Murphy was initially identified by Mr. Brickman through her engagement in the Latino Corporate Directors Association. Ms. Manassa Murphy brings to the Board experience in real estate finance and work as a public company director as well as a well-rounded background that includes sustainability, finance, accounting, and risk assessment.
We believe the Governance & Sustainability Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance & Sustainability Committee welcomes candidates recommended by stockholders and, assuming a submission is in proper form as provided under our Bylaws, it will apply the same standards described above to the evaluation of a stockholder nominee as it applies to all nominees, including those recommended by current directors, employees and others.
Stockholder Nominations of Director Candidates.
Our Bylaws permit an eligible stockholder or group of eligible stockholders of any size to nominate up to 25% of our board of directors for inclusion in our proxy statement if they have continuously owned at least 3% of our Class A common stock for a minimum of three years. However, candidates who were previously nominated by stockholders for any of the two most recent annual meetings and who received less than 20% of the total votes cast at any of those annual meetings are not eligible to be nominated utilizing the proxy access provisions. Stockholders who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting, in accordance with the procedures in our Bylaws, should follow the instructions under “Stockholder Proposals and Director Nominations” in this proxy statement.

2022 Proxy Statement 10

Proposal 1 - Election of Directors
In considering any candidate proposed by a stockholder, the Governance & Sustainability Committee will reach a conclusion based on the Board’s established criteria. The Governance & Sustainability Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Governance & Sustainability Committee. A stockholder who wishes to nominate a person for the election of directors must ensure that the nomination complies with our Bylaw provisions on making stockholder nominations at an annual meeting of stockholders.
Director Resignation Policy
Any nominee who does not receive a Majority Vote in an election that is not a contested election is expected to promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. Considering such factors as it deems relevant, the Governance & Sustainability Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. Considering the Governance & Sustainability Committee’s recommendation and such other factors as it deems relevant, the Board shall, exercising its business judgment, determine whether to accept or reject the resignation, or whether other action should be taken. Within 90 days from the date of the certification of the election results, the Corporation will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the SEC.
If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our Bylaws.

2022 Proxy Statement 11

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include, among other things:
•    the role of the lead director;
•    director independence;
•    director qualifications, functions and tenure;
•    committees of the Board;
•    director orientation and continuing education;
•    management development and succession planning; and
•    director compensation.
Our Corporate Governance Guidelines are available on our website at https://greenbrickpartners.com/ by clicking on ESG and then Governance Documents. Copies of this document may also be obtained by any stockholder, without charge, by writing to our Corporate Secretary at Green Brick Partners, Inc., 2805 Dallas Parkway, Suite 400, Plano, TX 75093.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance & Sustainability Committee. Each of the Board’s standing committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each standing committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2021, each of the Audit Committee, Compensation Committee and Governance & Sustainability Committee revised its charter. A current copy of each standing committee charter can be found on our website at https://greenbrickpartners.com by clicking on ESG and then Governance Documents. Such information is also available in print to any stockholder who requests it through our Investor Relations department.
In addition to our standing committees, the Board has created an Insurance Committee whose responsibility is to oversee the creation and operation of Green Brick Partners, Inc.’s captive insurance subsidiary.
The table below sets forth the directors appointed to each of the committees:

Independent Director	Audit Committee	Compensation Committee	Governance and Sustainability Committee	Insurance Committee
Elizabeth K. Blake		Member	Chair
John R. Farris	Member		Member
Lila Mannasa Murphy	Member
Kathleen Olsen	Chair	Member	Member
Richard S. Press	Member	Chair		Chair

2022 Proxy Statement 12

Corporate Governance

AUDIT COMMITTEE
Members: Kathleen Olsen (Chair) John R. Farris Richard Press Lila Manassa Murphy Meetings in 2021: 4
Responsibilities
The Audit Committee’s responsibilities include:
•assist Board oversight of the accounting and financial reporting processes of Green Brick, the integrity of the financial statements, and the audits of the financial statements of Green Brick;
•oversee the assessment of financial risk and financial risk management programs;
•evaluate the independence, qualifications, and performance of the independent auditors;
•engage the independent auditors;
•oversee the integrity and adequacy of internal controls and the quality and adequacy of disclosures to stockholders;
•oversee the performance of Green Brick’s internal audit function; and
•perform all other duties required under this Charter, assigned by the Board or required by regulation or law.

Independence and Financial Expertise
The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:
•meets the New York Stock Exchange (“NYSE”) listing standards and SEC requirements for independence with respect to audit committee members; and
•is financially literate, knowledgeable and qualified to review financial statements.
Ms. Olsen and Ms. Manassa Murphy have been determined to be “audit committee financial experts” as such term is defined in the rules and regulations of the SEC.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

2022 Proxy Statement 13

Corporate Governance

COMPENSATION COMMITTEE
Members: Richard Press (Chair) Kathleen Olsen Elizabeth K. Blake Meetings in 2021: 4
Responsibilities
The Compensation Committee’s responsibilities include:
•discharge the responsibilities of the Board relating to the compensation of Green Brick’s Chief Executive Officer and other executive officers;
•oversee the administration of Green Brick’s compensation plans, including any incentive compensation and equity-based plans;
•assist the Board in establishing and administering fair and equitable compensation policies and practices designed to enhance Company performance, retain key employees and align the interests of executive officers and other employees with stockholders;
•specifically set the compensation of executive officers and recommend to the Board compensation for directors;
•oversee the competency, qualifications and performance of executive officers;
•produce a report on executive compensation each year for inclusion in the proxy statement; and
•perform all other duties required under this Charter, assigned by the Board or required by regulation or law.

Independence
The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to:
•NYSE listing standards; and
•Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was at any time during 2021 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance

GOVERNANCE & SUSTAINABILITY COMMITTEE
Members: Elizabeth K. Blake (Chair) John R. Farris Kathleen Olsen
Responsibilities
The Governance & Sustainability Committee’s responsibilities include:
•identify, review the qualifications of, and recommend candidates for Board membership, consistent with criteria set forth herein;
•determine the composition of the Board and its committees;
•develop corporate governance guidelines for Green Brick and oversee compliance with them;

Meetings in 2021: 4
•monitor Board and management effectiveness;
•assist the Board in overseeing and monitoring Green Brick’s development and integration of material corporate governance, social and environmental strategies; and
•perform all other duties required under this Charter, assigned by the Board, or required by regulation or law.

Independence
The Board reviewed the background, experience and independence of the Governance & Sustainability Committee members and based on this review, the Board determined that each member of the Governance & Sustainability Committee meets the independence requirements of the NYSE’s listing standards.

Board Leadership Structure
The positions of Chairman and CEO are held by two different individuals. David Einhorn serves as Green Brick’s Chairman and James R. Brickman serves as Green Brick’s CEO. Separating these positions allows our CEO to focus on our day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman provides leadership to our Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas, in consultation with our CEO and the other officers and directors, facilitates communications among and information flow to directors, has the power to call special meetings of our Board and stockholders, and presides at meetings of our Board and stockholders. The Chairman also advises and counsels our CEO and other officers. Pursuant to our Corporate Governance Guidelines, the non-employee directors and independent directors meet in executive session, without management present, at each of the regularly scheduled meetings of the Board, and at such other times as may be determined by a majority of the independent directors. In addition, at least once a year, only independent, non-employee directors shall meet in executive session. Green Brick does not currently have a lead independent director.
Meetings
During 2021, the Board met 5 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. Director attendance is not required at annual meetings of stockholders. Three members of the Board attended the 2021 Annual Meeting of Stockholders.

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Corporate Governance
All our independent directors meet in executive session (without management present) during each quarterly scheduled Board meeting and at other times as they may deem necessary.
Director Independence
Our Corporate Governance Guidelines require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meet the independence requirements under the NYSE listing standards.
Our Board makes a formal determination each year as to which of our directors and director nominees are independent. The Board has determined that the following directors or director nominees are independent within the meaning of the NYSE: Harry Brandler, Elizabeth K. Blake, John R. Farris, Lila Manassa Murphy, Kathleen Olsen and Richard S. Press. In making its determination regarding the independence of Mr. Brandler, Ms. Olsen and Mr. Press, the Board considered that each of these individuals has invested in limited partnership interests in funds managed by Greenlight Capital, Inc. or its affiliates. We refer to these funds as the “Greenlight Funds”. However, because none of these investments are material, none of the directors have any rights with respect to the management of the Greenlight Funds and none of the directors has received any compensation from the Greenlight Funds, the Board has determined that such interests would not interfere with the exercise of independent judgment in carrying out the responsibilities of such directors.
Annual Board and Committee Self-Evaluations
Each year, our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve overall Board, individual, and committee performance. The Governance & Sustainability Committee annually reviews the format and scope of our Board’s evaluation process considering general corporate governance developments and best practices and recommends changes it believes are appropriate. Once the format and content of the evaluation is approved, a Board and committee self-assessment is conducted under the oversight of the Governance & Sustainability Committee. The feedback received from the evaluations is discussed during a review session led by the Governance & Sustainability Committee and the individual committees, as appropriate.
In addition to these annual self-assessments, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During their executive sessions, the independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.
Stock Ownership Guidelines
We recognize the importance of aligning our directors and management’s interests with those of our stockholders. As a result, the Board has established stock ownership guidelines for all of our directors and officers. Under these guidelines, directors and executive officers are expected to accumulate over a designated period, share of common stock having a fair market value equal to the multiple of their annual cash retainer, in the case of directors, or base salary, in the case of executive officers, as shown in the table below.

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Corporate Governance

Name	Required Multiple
Chief Executive Officer	3 times
All Other NEOs	2 times
Directors	5 times
For purposes of calculating the stock ownership, we include all shares owned directly or indirectly, either because the individual has an economic interest in the shares or because the individual has the right to vote such shares, including (i) shares held by immediate family members residing in the individual's household, (ii) shares beneficially owned in a trust or family limited partnership or similar estate planning vehicle, by immediate family members residing in the individual's household, and (iii) any other shares that are beneficially owned that would be reportable for purposes of the stock ownership table in the Company’s proxy statement (excluding shares subject to a right to acquire such as unvested options, unvested restricted stock units or other unvested or unearned derivatives) or on Table 1 of Forms 3, 4 or 5 (as then promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended). Until an executive or a director meets his or her required ownership, such executive or director shall retain one hundred percent (100%) of all net shares received from the settlement of restricted stock or restricted stock units granted on or after the Effective Date under a Company incentive plan.

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Corporate Governance
Risk Management
Board’s Role in Risk Oversight

Board Oversight of Strategy. One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy and the associated risks. The full Board oversees strategy and strategic risk through robust and constructive engagement with management, taking into consideration our key priorities, global trends impacting our business, regulatory developments, and disruptors in our businesses. The Board’s oversight of our strategy primarily occurs through deep-dive annual reviews of the Company’s long-term strategic plans. During these reviews, management provides the Board with its view of the key commercial and strategic risks faced by the Company, and the Board provides management with feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk. In addition to the annual deep-dive strategic review, because the Company’s strategic initiatives are subject to rapidly evolving business dynamics, the Board regularly receives updates on key strategic initiatives throughout the year

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Corporate Governance
to ensure progress is being made against goals, understand where adjustments or refinements to strategy may be appropriate and stay current on issues impacting the business.
Cybersecurity Risks. Cybersecurity is an integral part of our risk management. Our full Board is responsible for the oversight of cybersecurity risks, and receives a cybersecurity report from management at least quarterly, and more often as needed. The report includes information regarding the nature of threats, defense and detection capabilities, cyber-insurance policies, incident response plans, and associated training activities. In the last three years, we have not had a significant cybersecurity breach or attack that had a material impact on our business or results of operations.

Additional Corporate Governance Policies

Code of Business Conduct and Ethics. All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available on our website at https://greenbrickpartners.com/, by clicking on ESG and then Governance Documents. Any waivers of, or amendments to, our Code of Business Conduct and Ethics will be posted on our website and reported as required by the SEC.
Vendor Code of Conduct. We have adopted a Vendor Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at https://greenbrickpartners.com/, by clicking on ESG and then Governance Documents. The Vendor Code of Conduct outlines our expectation that our business partners, suppliers, vendors, and contractors demonstrate the highest standards of business conduct, integrity and adherence to the law. We also expect our Vendors to follow best industry practices so that our homes are built in a manner that meets or exceeds the expectations of Green Brick and our customers. The Vendor Code of Conduct provides specific guidance regarding vendor’s responsibility to comply with all applicable laws and regulations and to have policies ensuring such compliance, their duty to escalate concerns, handle information properly and maintain accurate records, address potential conflicts of interest, and operate responsibly and in compliance with all anti-corruption, environmental, health and safety, social and human rights, child-labor, anti-slavery and other relevant laws.
Related Person Transaction Approval Policy. Green Brick has adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our senior managers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by our Governance & Sustainability Committee to determine whether the transaction is in our best interests and the best interests of our stockholders. As a result, approval of related party business will be denied if, among other factors, it is determined that the proposed transaction is not fair and reasonable and on terms no less favorable to Green Brick than could be obtained in a comparable arms-length transaction with an unrelated third party. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.
Transactions with Related Persons. During 2021, Green Brick held a ninety percent membership interest and a ninety percent voting interest in CLH20, LLC (“CLH20”), the owner of Centre Living Homes, LLC (“Centre Living”), a builder that focuses on single family residences and townhomes in the Dallas metroplex market. The remaining ten percent or membership interests and voting interests in CLH20 is held by Trevor Brickman, son of our CEO Jim Brickman.
Insider Trading and Anti-Hedging Policy. Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public information and restricts directors, officers and other "designated insiders" from engaging in most

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Corporate Governance
transactions involving our common stock during periods, that we have determined, that those individuals are most likely to be aware of material, non-public information. Our Insider Trading Policy also prohibits any officer or director from entering into any transaction which has the effect of hedging or locking in the value of his or her stock holdings, such as zero-cost collars and forward sale contracts. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in “short sales” of our common stock.

Sustainability and Corporate Responsibility
Management and Board Oversight
As we have progressed in our approach to sustainability and corporate responsibility, our governance and oversight structure has also evolved. At the Board level, in 2021 we expanded the responsibilities and oversight of our Governance Committee, creating the Governance & Sustainability Committee. The Governance & Sustainability Committee has been assigned by the Board to provide oversight of our policies and programs related to corporate governance, environmental and social matters. This committee is also responsible for reviewing with management strategies, policies, programs, and practices relating to sustainability strategy and performance, including material environmental, social, and governance trends and related long and short-term Company impacts, as well as Green Brick's public reporting on these topics in furtherance of Green Brick’s business, strategy, values, and purpose and provide recommendations to the Board as appropriate.
With an understanding and drive to improve value-based approaches to sustainability, in 2022 we expanded our Board to include Ms. Lila Manassa Murphy who brings with her a wealth of expertise in the areas of Environmental, Social and Governance (ESG) issues.
Commitments to Sustainability
As one of the fastest growing public companies in the country, we take very seriously our responsibility to grow in a sustainable way that minimizes our impact on the environment. In 2021, we debuted our inaugural environmental impact report and defined our three keys to building a better home including:
Responsible Land Development
From site selection to design and development, our land strategy is rooted in responsibility. We conduct rigorous environmental impact studies and develop each neighborhood with sustainability in mind. This includes implementing stormwater management measures, earthwork strategies to minimize slope and soil disturbance, and making all efforts to rehome wildlife and protect the natural landscape.
Sustainable Homeownership
We strive to continuously improve the energy performance of our homes as we believe it is the most significant way that we can contribute to reducing carbon emissions. In 2021, we made significant progress in having many of our homes benchmarked against the Home Energy Rating System (HERS) Index. We believe doing so will empower our purchasing and construction teams with the knowledge required to exceed expectations. In 2022, we intend to continue expanding on this commitment and growing our library of HERS-rated homes.
Our homebuilders partner with some of the most reputable manufacturers of cutting-edge, energy-efficient products to give our homebuyers a quality home that will not only stand the test of time, but deliver significant savings for years to come. For example, we are pleased to note that 100% of our homes now utilize LED lighting which uses approximately 75% less energy and lasts up to 25 times longer than incandescent lighting.

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Corporate Governance
Other areas of sustainable building practices we have focused on this past year include a streamlined construction approach utilized prefabricated trusses and pre-cut lumber, high-efficiency construction using spray foam insulation, low flow fixtures, and double pane insulated windows, and providing energy star rated appliances in our homes.
Waste Reduction
In 2021, we sought to implement strategies that would increase our operational efficiencies and minimize waste and our impact on the environment. Our teams are consistently challenged to optimize our plan library and identify the most efficient ways to build our homes.
Our People
Our commitment to attracting and retaining the top talent across all departments begins and ends with creating a work environment that fosters inclusivity and empowers each of our team members to reach their full potential. A robust system of programs aimed at ensuring the health, well-being, and personal and professional development of our team coupled with community engagement and philanthropy ensures that we remain focused on what matters most – our employees and serving the communities where we build. In addition to a comprehensive medical, vision, and dental benefits package, employees are eligible to participate in our 401K program and have access to a generous fitness and tuition reimbursement policies.
Health and Safety
Green Brick is committed to providing all employees and others who are on Company property with a safe and secure environment. Accordingly, all personnel will comply with all health and safety laws and regulations as well as Company policies governing health and safety. All personnel are responsible for immediately reporting accidents, injuries and unsafe equipment, practices or conditions to a supervisor or Company officer. The possession, sale, purchase, delivery, use or transfer of illegal drugs on Company property or at Company functions will not be tolerated.
Diversity and Inclusion
We respect the value that diverse life experiences bring to our team, from part time associates all the way to our Board of Directors, of which 50% of our independent directors are women and one is Hispanic. Investing in our employees is a top priority and we continually strive to provide an environment that promotes learning, growth, and development to maximize our people's potential. We always seek to attract, develop and retain the most qualified people for all our positions while focusing on embedding diversity inclusion to build a unique blend of cultures, backgrounds, skills and beliefs that mirror the world in which we live.
Governance
Our values of HOME – Honesty, Objectivity, Maturity, and Efficiency – are intimately linked to our outlook on operating responsibly. We believe that through our values we can maintain policies and procedures that support ethical business practices, sound governance, and adherence to all regulatory requirements that result in promoting our stockholder, employee, and community interests.
We are committed to operating our Company with integrity and the highest ethical standards, including comprehensive governance structures and practices that meet or exceed the requirements of applicable laws, regulations, and rules, including the NYSE’s listing standards.

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DIRECTOR COMPENSATION

Annual Retainer
Board Fees. For 2021, our independent directors, other than our Chairman, received annual fees for their service on our Board of (1) an annual cash retainer of $100,000 that is paid quarterly in arrears and (2) an annual equity award of shares of restricted Common Stock equal to $110,000. For 2021, our Chairman’s compensation package consisted of an annual cash retainer equal to $125,000 but did not include an equity award. Each director has the option to elect to receive all or a portion of his or her cash retainer in the form of shares of restricted Common Stock. Restricted stock awards, including equity received in lieu of cash, vest on the earlier of the anniversary of the grant date or the date of our next annual meeting of stockholders, provided that the director is then serving on the Board.
Pursuant to this policy, each of Messrs. Brandler, Farris, and Press and Ms. Olsen received an award of 4,616 shares of Common Stock on June 2, 2021 that will vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date of our 2022 Annual Meeting. Ms. Blake elected to receive all of her cash retainer in shares of Common Stock and therefore received an award of 9,232 shares of Common Stock. Each of these restricted stock awards will vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date of our 2022 Annual Meeting.
Committee Fees. For 2021, each of the Board standing committee chairs are entitled to an additional annual committee chair retainer of $20,000, $10,000 and $10,000 for the Audit Committee, Compensation Committee and Governance and Sustainability Committee, respectively, payable quarterly in arrears. In connection with the creation of the Insurance Committee, the Board approved an annual retainer for the chair of the Insurance Committee of $20,000, payable quarterly in arrears.

Our independent directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and stockholder meetings, as well as continuing education programs.

2021 Director Compensation Table
The following table sets forth information regarding the compensation of our non-employee directors for 2021. Ms. Manassa Murphy is omitted from the table as she was appointed in 2022. Mr. Brickman, our Chief Executive Officer, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mr. Brickman’s compensation, see “Executive Compensation Information” beginning on page 34.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
David Einhorn	125,000	-	125,000
Elizabeth K. Blake (4)	—	214,275	214,275
Harry Brandler	100,000	107,137	207,137
John R. Farris	100,000	107,137	207,137
Kathleen Olsen(5)	120,000	107,137	227,137
Richard S. Press(6)	118,333	107,137	225,470
(1)Amount reflects the amount of annual retainer paid in cash and the cash received in lieu of partial shares for the equity portion of the annual retainer. As discussed above, directors may elect to receive shares of restricted Common Stock in lieu of the cash of the annual retainer.
(2)On June 2, 2021, each of our independent directors, other than Mr. Einhorn, was awarded shares of restricted Common Stock to pursuant to the 2014 Equity Plan. The restricted stock awards will vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date of our 2022 Annual Meeting. If the director’s service terminates prior to the vesting date due to death, the shares of
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Director Compensation
restricted Common Stock will become fully vested on the date of the director’s death. The grant date fair value of the restricted stock awards is included in the table in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock unit awards and the option awards, refer to Note 9 to our financial statements which are included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
(3)The following table sets forth the aggregate number of restricted stock units outstanding at December 31, 2021 for each of our non-employee directors. As discussed above, these restricted stock units vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date of our 2022 Annual Meeting. Please see Beneficial Ownership Table for the total number of shares held by our directors.

Name	Restricted Stock Units (a)
David Einhorn	—
Elizabeth K. Blake	9,232
Harry Brandler	4,616
John R. Farris	4,616
Kathleen Olsen	4,616
Richard S. Press	4,616

(4)Ms. Blake elected to receive the cash portion of her annual retainer in shares. Includes $10,000 for her service as Chair of the Governance & Sustainability Committee.
(5)Includes $20,000 for her service as Chair of the Audit Committee.
(6)Includes $10,000 for his service as Chair of the Compensation Committee and $8,333 for his service as chair Insurance Committee (pro-rata from creation of the Insurance Committee through the end of the year).

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Director Compensation
EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Brickman is set forth above under “Proposal 1 – Election of Directors.”

Name	Age	Position
James R. Brickman	70	Chief Executive Officer
Richard A. Costello	63	Chief Financial Officer
Jed Dolson	44	Chief Operating Officer and Executive Vice President

Richard A. Costello – Mr. Costello has been our Chief Financial Officer since April 2015. From January 2015 until his appointment as Chief Financial Officer, Mr. Costello served as our Vice President of Finance. Mr. Costello has over 25 years of financial and operational experience in all aspects of real estate management. Since 2007, Mr. Costello has been a private investor. Previously, he worked for 16 years at GL Homes of Florida, one of the largest private developers and homebuilders in Florida. There he served as Chief Financial Officer and Chief Operating Officer as well as in other senior financial management roles. Prior to joining GL Homes, Mr. Costello worked for six years as AVP-Finance of Paragon Group, a regional commercial real estate developer, and for four years as an auditor for KPMG LLP. Mr. Costello received a B.S. in Accounting from the University of Central Florida and his M.B.A. from Kellogg School of Northwestern University.
Jed Dolson – Mr. Dolson has been our Chief Operating Officer and Executive Vice President since September 2020. He previously served from October 2017 as the President of Texas Region of the Company. Prior to that time, he was Head of Land Acquisition and Development from September 2013. From March 2010 to September 2013, Mr. Dolson served as a managing member of Pecos One LLC, a consulting firm that provided services to JBGL. Prior to joining the Company, Mr. Dolson worked for three years at Jones & Boyd Engineering and later he served five years as Director of Development for a local private residential developer. Mr. Dolson received a B.S. degree in Civil Engineering from Texas A&M University and a M.S. in Civil Engineering from Stanford University.

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COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers are those executive officers listed below:

James R. Brickman	Chief Executive Officer
Richard A. Costello	Chief Financial Officer
Jed Dolson	Chief Operating Officer

Compensation Philosophy and Objectives

The Compensation Committee believes that the caliber, motivation and alignment of all of our employees with shareholders, and especially our executive leadership, are essential to Green Brick’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace and thereby deliver stockholders superior value. Moreover, we believe that Green Brick’s overall executive compensation philosophy and programs are market competitive, performance-based and stockholder aligned. The three principles of our compensation philosophy are as follows:

Principles	Implementation
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	The Compensation Committee seeks to establish target total direct compensation (salary plus annual incentive), providing our executives the opportunity to be competitively rewarded for our financial and operational growth. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.
Performance-based and “at-risk” incentive compensation should constitute a substantial portion of total compensation	We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” Accordingly, such portion should be tied to, and vary with, our financial, and operational performance, as well as individual performance. Executives with greater responsibilities and the ability to directly impact our strategic and operational goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. Therefore, the more senior the executive, the greater the percentage of total compensation is in the form of performance-based compensation.
Compensation programs should align executives’ interests with our stockholders’ interests to further the creation of long-term stockholder value	By awarding a portion of each year’s annual incentive payout in the form of stock, we encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and encourage them to remain with us for long and productive careers. Equity-based compensation also subjects our executives to market risk, a risk also borne by our stockholders.
The overall level of total compensation for our named executive officers as described herein is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. With these principles in mind, we structured our compensation program to offer competitive total pay packages that we believe enable us to retain and motivate executives with the requisite skill and knowledge and ensure the stability of our management team, which is vital to the success of our business.

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Compensation Discussion and Analysis

Our Financial and Operational Metrics are Aligned with Long-Term Growth
We believe our compensation program provides an appropriate balance between operational metrics that all team members can impact and that are aligned with successfully implementing our long-term growth strategy and financial metrics, rewarding executives upon the achievement of annual results. We measure our operational and financial metrics, on a relative basis, to ensure that our compensation program rewards performance that is above that of our peers.

2021 Metric	Why It Contributes to Alignment with Stockholder Value
Unit Growth	Unit Growth is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Home Closings Revenue Growth	Revenue Growth is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Pre-Tax Income Growth	Pre-Tax Income Growth is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.
Return on Assets	Return on Assets is a metric most analysts and investors use to determine how effectively a builder is operating relative to peers.

Compensation Setting Process

Pay for Performance Compensation Philosophy
Our compensation philosophy is rooted in our values of ownership and meritocracy and aims to foster long-term value creation for our stockholders by:
›    attracting and retaining top talent;
›    connecting executive outcomes to company performance;
›    tying wealth creation to significant, long-term equity ownership; and
›    mitigating compensation-related retention risk.
As described in further detail below, consistent with these goals, our compensation program is designed to provide a clear link between what we pay our NEOs and Green Brick’s performance. Our NEO’s compensation package for 2021 reflects this commitment. For 2021, 71% of our CEO’s total direct compensation and an average of 75% of our other NEOs’ total direct compensation was performance-based or equity-based. Based on his current holdings of over 1.5 million shares of our common stock, additional shares owned by family members not controlled by Mr. Brickman or reported to the SEC, the Compensation Committee believes that Mr. Brickman is already materially aligned with our stockholders, consequently, additional compensation, above his 2021 payout on his annual incentive compensation plan was paid in cash rather than 50% in stock.

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Compensation Discussion and Analysis
Oversight of Executive Compensation Programs
Role of Compensation Committee
The Compensation Committee is responsible for establishing and overseeing our compensation philosophy and setting our executive compensation and benefits policies and programs generally. The Compensation Committee has not traditionally benchmarked its executive compensation design or the level of base salary or bonus opportunity to a particular group of companies. However, in connection with its approval of total compensation at the end of 2021, the Compensation Committee evaluated total compensation of each of its NEOs against the 2018 total cash compensation and total direct compensation for the named executive officers at three public homebuilders, Beazer Homes, Century Communities and M/I Homes that had similar book value or revenues in 2018 as Green Brick had in 2021.
Consideration of Stockholder Advisory Vote
As part of its compensation setting process, the Compensation Committee also reviews the results of the prior stockholder advisory vote on NEO compensation. In accordance with our stockholder say-on-frequency vote, we hold our stockholder advisory vote every three years. Our last stockholder advisory vote was held at the 2020 annual meeting of stockholders. In evaluating our executive compensation program our Compensation Committee took into consideration that 98.3% of the votes cast were voted in favor of Green Brick’s executive compensation at the 2020 annual meeting. The Compensation Committee intends to review the results of each advisory vote and will consider this feedback as well as the feedback obtained from stockholder engagement as it completes its annual review of each pay element and the total compensation packages of our NEOs.
Role of Executives in Establishing Compensation
Annually, the CEO proposes the financial metrics and threshold, target and maximum performance levels for the Annual Bonus Program, subject to approval by the Compensation Committee. The CEO also proposes the strategic objectives that will determine Individual Achievement under our Annual Bonus Program. These individual strategic objectives are then approved by the Compensation Committee for all NEOs. At the end of each year, the CEO provides an evaluation of each NEO’s performance, including himself, and recommends the extent to which each other NEO (other than himself) has met their strategic objectives. The Compensation Committee then evaluates the performance of the CEO and each other NEO and determines the CEO’s and each other NEO’s final Individual Achievement and the bonus payout for each NEO. Our bonus opportunities are set in each NEO’s employment agreement, however, in connection with the renewal of each NEO employment agreement (other than his own), the CEO provides the Compensation Committee with recommendations regarding base salary and annual bonus opportunity for the employment agreement.

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Compensation Discussion and Analysis
Executive Compensation Components

To achieve its compensation philosophy and objectives, the Compensation Committee uses (1) base salary and (2) an annual incentive award plan pursuant to which performance is evaluated against three criteria (a) absolute pre-tax income growth, (b) operational and financial performance relative to peers and (c) strategic objectives which are established at the beginning of the year based on the respective NEO’s responsibilities. As discussed further below, each element of our 2021 compensation program is intended to encourage and foster the following results and behaviors.

			Objectives/Structures		Behavioral Focus
2021 Total Direct Compensation	Fixed Component	Base Salary	•Provides competitive level of fixed compensation that reflects the talent, skills and competencies of the individual.	•	•Rewards core competence relative to level of responsibility, experience and contribution.

	Annual Performance-Based Compensation	Pre-Tax Income	•At-risk variable compensation •Tied to annual profitability •Based on absolute growth. •Up to 50%, at option of Committee, may be paid in equity.	•	•Provides incentive to deliver annual profitability that drives stockholder value.

		Out Performance of Peers	•At-risk variable compensation •Tied to operational and financial performance •Based on relative performance to peers •Up to 50%, at option of Committee, may be paid in equity.	•	• Provides incentive to maximize performance even in strong real estate cycles

		Strategic Objectives	•At-risk variable compensation •Tied to position and responsibility •Based on strategic objectives •Up to 50%, at option of Committee, may be paid in equity.	•	•Rewards operational and initiatives that drive long-term growth.
We designed our compensation program to provide executives the appropriate incentives to pursue quality long-term growth without encouraging inappropriate risk taking. As discussed below, under our program, our Annual Bonus Plan is capped for each of our NEOs at their target opportunity. Any performance which exceeds target is rewarded through additional bonuses, which are based on the level of performance.

2021 Compensation Design and Decisions

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace.

2022 Proxy Statement 28

Compensation Discussion and Analysis
How base salaries are determined. In connection with the negotiation and execution of each NEO’s employment agreement, the Compensation Committee reviews and sets the base salaries for the three-year term of the employment agreement. In setting the base salaries for the NEOs, a number of factors will be considered, including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting Green Brick at the time of the evaluation.
2021 Base Salaries. Based on the respective NEO’s employment agreements, the 2021 base salaries for each of our NEOs was as follows:

Name	2021 Base Salary
James R. Brickman	$1,500,000
Richard A. Costello	$450,000
Jed Dolson	$600,000
    (1) Mr. Costello’s base salary was increased from $400,000 to $450,000 effective January 16, 2021, in connection with his new employment agreement.

Annual Incentive Compensation Plan

Why we pay annual incentive compensation. Our Annual Incentive Compensation Plan is the key component of our executive compensation program. Our Annual Incentive Compensation Plan seeks to incentivize and reward our NEOs for annual financial and operational performance on those metrics and strategic objectives that the Compensation Committee believes will drive short-term and long-term stockholder value.
How annual incentive compensation bonus opportunities are determined. In connection with the negotiation and execution of each NEO’s employment agreement, the Compensation Committee reviews and sets the bonus opportunity for each of the three years of the employment agreement term. In setting the bonus opportunity for the NEOs, a number of factors will be considered, including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting Green Brick at the time of the evaluation.
Based on the respective NEO’s employment agreements, the 2021 bonus opportunities for each of our NEOs was as follows:

Name	2021 Bonus Opportunity
James R. Brickman	$2,700,000
Richard A. Costello	$550,000
Jed Dolson	$1,506,000
In accordance with the terms of each NEOs respective employment agreement, the Compensation Committee may elect to pay up to 50% of any annual incentive compensation payout in shares of common stock. Our annual incentive compensation plan bonus is capped at the bonus opportunity, and does not contemplate the opportunity to earn more than the bonus opportunity – even for exceptional growth. Consequently, our Compensation Committee uses additional performance bonuses to award for exceptional financial and operational performance.

2022 Proxy Statement 29

Compensation Discussion and Analysis
How annual incentive compensation performance is evaluated. Our Compensation Committee annually reviews and revises, if necessary, the appropriateness of each of the performance metrics, their correlation to Green Brick’s overall growth strategy and the impact of such performance metrics on long-term stockholder value. As discussed above, for 2021, there were three components of our Annual Incentive Compensation Program and each component had a component opportunity calculated as a % of the respective NEO’s bonus opportunity:
•Absolute Pre-Tax Income, with a component opportunity equal to 25% of the bonus opportunity;
•Operational and Financial Performance Relative To Peers, with a component opportunity equal to 25% of the bonus opportunity; and
•Strategic Objectives established at the beginning of the year based on the respective NEO’s responsibilities, with a component opportunity equal to 50% of the bonus opportunity.
2021 Annual Incentive Plan Metrics and Performance

Absolute Pre-Tax Income Growth. For 2021, up to 25% of each NEO’s bonus opportunity could be earned based on Green Brick’s pre-tax income for the year. The Compensation Committee set performance levels of (1) threshold, at which there was a payout of 33.333% of the component opportunity, (2) mid-point, at which there was a payout of 66.666% of the component opportunity, and (3) target, at which there was payout of 100% of the of the component opportunity. Below the threshold performance level, no payout is earned. The threshold was set at approximately 18% above our 2020 actual pre-tax income, while target was set at 65% above our 2020 actual pre-tax income. For amounts earned between each performance level, the payout is calculated on a linear basis.

	Pre-Tax Income	Earned %
Threshold	$168 million	33.333%
Mid-Point	$201 million	66.666%
Target	$235 million	100%
ACTUAL	$257 million	100%

2021 Results. Based on our exceptional performance, we materially exceeded the target and each NEO earned 100% of his respective component opportunity.

Operational and Financial Performance Relative To Peers. For 2021, the Compensation Committee initially selected eight homebuilding peers against which our relative performance would be evaluated. If we meet or exceed the peer growth in 25% of the cells, the payout would equal 50% of the component opportunity and if we meet or exceed the peer growth in 50% of the cells, the payout would equal 100% of the component opportunity.

Builder	Unit Growth %	Home Closings Revenue Growth %	Pre-Tax Income Growth %	Return on Assets (Annualized)
Green Brick Partners	28%	41%	80%	15.8%

Beazer Homes	(5)%	1%	101%	7.2%
Century Communities	14%	33%	137%	15.7%
Lennar	13%	22%	86%	14.0%
M/I Homes	12%	23%	64%	13.5%
New Home	Excluded due to acquisition(1)
PulteGroup	17%	26%	45%	15.2%
Toll Brothers	18%	22%	87%	7.4%
Tri Point Homes	21%	22%	68%	11.2%
(1) New Home was acquired by Apollo in September 2021, therefore these four cells were excluded from the analysis.

2022 Proxy Statement 30

Compensation Discussion and Analysis

2021 Results. Based on our performance, we met or exceeded the growth of our peers in 85.7% of the cells (or 24 of the 28 cells) and each of the NEOs earned 100% of his respective component opportunity.

Strategic Objectives. The individual strategic objectives component of our Annual Incentive Compensation Plan is intended to reward managerial decision-making, behavioral interaction, and overall contribution. At the beginning of the year, the Compensation Committee approves for each NEO multiple quantitative and qualitative strategic objectives. These strategic objectives correspond to relevant business goals depending on the role. None of the individual strategic objectives is material to understanding the Annual Incentive Compensation Plan nor how the payout under our Annual Incentive Compensation Plan was determined in 2021.
At the end of each year, the Compensation Committee, with recommendations from the CEO, evaluates the individual performance of each NEO against his respective strategic objectives. As discussed above, for each of our NEOs, achievement of the strategic objectives represented 50% of each NEO’s respective bonus opportunity. In evaluating, the performance of each NEO, the Compensation Committee considered the following achievements for each NEO:

NEO	Key Performance Highlights
James R. Brickman Chief Executive Officer
•Developed a superior long-range capital allocation strategy for prudent growth of the business
•Was transparent with the board
•Built management bench strength and successorship planning
•Effectively managed our land and operational risk

Richard A. Costello Chief Financial Officer
•Arranged and closed a second tranche of $100 million 3.25% 8 year debt
•Added four new banks to the company’s $300 million unsecured revolving credit facility
•Coordinated our investment grade credit rating by Egan Jones
•Supervised the improvement of our financial reporting and operating systems

Jed Dolson Chief Operating Officer
•Supervised the successful expansion of Trophy Signature Homes
•Supervised the expansion of our Dallas based builders to be one of the three largest builders in DFW - the largest new homebuilding market in the country
•Supervised the expansion of the company into the Austin market
•Supervised the profitable expansion of our Title operations
•Supervised the profitable expansion of our mortgage joint ventures

2021 Results. Based on each NEO’s performance, each NEO earned 100% of his respective component opportunity for strategic objectives.

2021 Annual Incentive Compensation Plan Payouts. In early 2022, the Compensation Committee reviewed each of the components of the Annual Incentive Compensation Plan and the performance levels achieved as discussed above and determined that each of the NEOs had earned 100% of his respective bonus opportunity. Consistent with past year, the Compensation Committee elected to pay 50% of the Annual Incentive Compensation Plan payout in shares of common stock.

2022 Proxy Statement 31

Compensation Discussion and Analysis

Additional Performance Bonuses and Total Compensation Decisions

As discussed above, based on the fact that our Annual Incentive Compensation Plan is capped at 100% of the NEO’s respective bonus opportunity, the Compensation Committee has used additional performance bonuses to pay for exceptional growth and performance and to ensure that total compensation for our NEOs was competitive. In 2021, the Compensation Committee recognized that our performance had exceeded the pre-set targets materially and we had delivered material financial growth, increased our pipeline while maintaining the lowest leverage of our homebuilding peers. Specifically, the Compensation Committee noted that in 2021,
•Green Brick’s gross margin of 26.4% was materially above the peer average;
•Green Brick’s growth rate for lots owned and controlled, a key driver of future revenue and stockholder value, was 98% as compared to the peer average of 28% and far exceeded all other public homebuilders;
•Despite the significant investment in land and lots, Green Brick’s debt to capital ratio of 28% was materially lower than the peer average of 40% and was tied with one other public homebuilder with the lowest debt to capital ratio of peer public homebuilders.
The Compensation Committee then reviewed the compensation packages of peers that it believes were similar, based on book value (BV) and revenue. As Green Brick is much smaller than many other homebuilders, it evaluated the compensation of the respective named executive officers at Beazer, M/I Homes and Century Communities for 2018 when their book values and revenues were similar to Green Brick’s for 2021. No adjustments to the compensation levels at those three peers were made for the impact of compensation increases or inflation since 2018 or the fact that Green Brick’s pre-tax income and other financial metrics in 2021 was far better than peers in 2018. While none of these three companies had a Chief Operating Officer, the Compensation Committee evaluated the compensation of our COO as being between the CEO and the CFO. Based on this review, the Compensation Committee awarded additional performance bonuses to each NEO, resulting in total compensation of our CEO at approximately the same as the lowest of the three companies in 2018. While none of the peers had COO compensation; however our CFO was below the total compensation of the CFO at each of these three companies in 2018.

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, short- and long-term disability coverage and a 401(k) defined contribution plan. We also provide a gym membership for our executive officers and provide our Chief Operating Officer, similar to other senior employees whose responsibilities are primarily in the field, a car and cell phone allowance. While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program.
Other Compensation Practices

Prohibition on Hedging. Officers, directors and employees and their respective family members are not permitted to enter into hedging arrangements with respect to shares of our common stock that they beneficially own.
Tax Deductibility of Compensation

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit a public company’s ability to take a tax deduction for certain “excess parachute payments” and impose excise taxes on these payments in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Sections 280G and 4999, among other competitive factors, when it structures certain post-termination compensation payable to our NEOs. However, the potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.

2022 Proxy Statement 32

COMPENSATION COMMITTEE REPORT

Compensation Committee Report on 2021 Executive Compensation
The Committee is responsible for establishing and administering the executive compensation programs of Green Brick. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Richard Press (Chair)
Kathleen Olsen
Elizabeth K. Blake
April 25, 2022

2022 Proxy Statement 33

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the “total compensation” of our NEOs for the fiscal years ended December 31, 2021, 2020, and 2019 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
James R. Brickman, Chief Executive Officer	2021	1,500,000	1,000,000	1,225,000	1,350,000	12,182	5,087,182
	2020	1,500,000	225,000	750,137	1,000,000	8,550	3,483,687
	2019	1,416,667	—	700,000	750,137	10,400	2,877,204

Richard A. Costello, Chief Financial Officer	2021	447,900(1)	125,000	262,500	275,000	8,700	1,119,100
	2020	400,000	62,500	200,000	200,000	4,205	866,705
	2019	400,000	—	160,000	200,000	9,400	769,400

Jed Dolson, Chief Operating Officer, EVP	2021	600,000	400,000	736,150	753,000	21,094	2,510,244
	2020	559,103	150,000	650,000	586,151	20,718	1,965,972
	2019	550,000	100,000	550,000	550,000	20,600	1,770,660

(1)    In connection with his new employment agreement, Mr. Costello’s annual base salary was increased, effective January 16, 2021, from $400,000 to $450,000.
(2)    With respect to Mr. Costello and Mr. Dolson, reflects the 50% cash component of the Additional Performance Bonuses awarded to the NEOs by the Compensation Committee with respect to his performance in 2021. The 50% stock component of each of the additional bonuses is included in the Stock Awards column in the year in which the stock was awarded. Mr. Brickman received the full amount of his discretionary additional bonus for 2021 in cash. See note 5 below for the full amount of the additional bonuses.
(3)    This amount includes 50% of the Annual Incentive Bonus and 50% of the Additional Performance Bonus awarded in the form of Common Stock to the following NEOs in March 2021 with respect to their performance during the year ended December 31, 2020: Mr. Brickman: $1,000,000 and $225,000, respectively; Mr. Costello: $200,000 and $62,500, respectively; and Mr. Dolson: $586,100 and $150,000, respectively.
(4)    The amounts in this column represent the aggregate grant date fair value of the Common Stock issued to Messrs. Brickman, Costello and Dolson in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding stock awards, refer to Note 9 to our financial statements which are included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
(5)    On March 4, 2022, the Compensation Committee approved the following Annual Incentive Bonuses and Additional Performance Bonuses to the NEOs for 2021 performance. The Compensation Committee elected to pay 50% of the Annual Incentive Bonus to each of the NEOs and 50% of the Additional Bonus to Mr. Costello and Mr. Dolson in shares of our common stock.

2021 Performance Based Compensation
	Annual Incentive Bonus		Additional Performance Bonus		Total($)
	Cash($)	Stock($)	Cash($)	Stock($)
James R. Brickman	1,350,000	1,350,000	1,000,000	-	3,700,000
Richard A. Costello	275,000	275,000	125,000	125,000	800,000
Jed Dolson	753,000	753,000	400,000	400,000	2,306,000
In accordance with the SEC rules, (i) the cash component of the Annual Incentive Bonus is reflected in the “Non-Equity Incentive Plan Compensation” column in the year for which compensation was awarded, and (ii) the cash component of the Additional Performance Bonus is reflected in the “Bonus” column in the year for which compensation was awarded. The stock component of the Annual Incentive Bonus and the Additional Performance Bonus is reflected in the “Stock Awards” column in the year in which the stock was awarded (i.e. the amounts set forth in the table above will be included in the 2021 summary compensation table).

2022 Proxy Statement 34

Executive Compensation

(6)    Amounts for 2021 include a 401(k) match of $8,700 for each NEO, gym memberships, and, for Mr. Dolson a car and cell phone allowance of $10,200.

Grants of Plan Based Awards Table

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
	Grant Date	Threshold ($)	Target($)
James R. Brickman	03/10/2021	0	2,700,000
Richard A. Costello	03/10/2021	0	550,000
Jed Dolson	03/10/2021	0	1,506,000
(1) As discussed earlier in the Compensation Discussion and Analysis, our Annual Incentive Plan establishes a threshold, at which there is no payout, a 33.33% payout level, a 66.66% payout level and target, at which there is a 100% payout. The Compensation Committee retains the discretion to pay out up to 50% of the Annual Incentive Plan payout in shares of common stock. For 2021, each NEO earned 100% of his target. If the Compensation Committee decides to pay a portion of the Annual Incentive Plan in share of common stock, the number of shares is determined based on the fair market value of a share of common stock as set forth in our 2014 Omnibus Plan. For the 2021 Annual Incentive Plan, the Compensation Committee decided to pay 50% of the payout in common stock.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for the Company’s NEOs as of December 31, 2021.

	Option Awards
Named Executive Officers	Number of Securities Underlying Unexercised Options		Option Exercise Price ($/Share)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
James R. Brickman	500,000(1)		$7.4861	10/27/2024
Richard A. Costello
Jed Dolson
(1) These options are fully vested.

Options Exercised and Stock Vested

During the year ended December 31, 2022, no options were exercised by any of the NEOs. In addition, as the only equity awards received by our NEOs are shares of common stock in lieu of a portion of their Annual Incentive Plan, none of the NEOs had stock that vested during the year.

2022 Proxy Statement 35

Executive Compensation

Potential Payments Upon Termination or Change in Control

Pursuant to their respective employment agreements, each of Messrs. Brickman, Costello and Dolson are entitled to receive a severance payment if he is terminated by us without Cause or if he resigns for Good Reason, in each case, subject to the executive’s (i) execution of a release of claims in a form reasonably acceptable to us and (ii) compliance with the material terms of his employment agreement or any other agreement between us and the executive.
Termination With Cause, Without Good Reason or Due to Death or Disability
In accordance with their respective employment agreements, upon a termination by us for Cause, by the NEO without Good Reason or upon death or Disability, each of Messrs. Brickman, Costello and Dolson will only be entitled to receive any previously accrued obligations.
Impact of Change of Control Upon Severance Payments
None of our NEOs are entitled to a payment solely due to a Change in Control. In accordance with Mr. Brickman’s employment agreement, to the extent that he is terminated without Cause, other than due to death or disability, or resigns for Good Reason within 24 months following a Change in Control, his severance amount will be increased from two times (2x) to three times (3x) the sum of his base salary and his target bonus for the year of termination. In accordance with Mr. Costello’s employment agreement, to the extent that he is terminated without Cause, other than due to death or disability, or resigns for Good Reason within 24 months following a Change in Control, his severance amount will be increased by two hundred and fifty thousand dollars ($250,000). Mr. Dolson does not receive any additional amounts if his termination occurs following a Change in Control.
For purposes of the potential payments to Mr. Brickman or Mr. Costello, a “Change in Control” will be deemed to have occurred when: (i) any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then-outstanding securities; (ii) a majority of our Board is not constituted of (A) individuals who were on our Board as of the date of the respective employment agreement and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by our Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds of the incumbent directors; (iii) a merger or consolidation of our company is consummated, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) a liquidation or dissolution of our company.
General Provisions
Clawback Provision. Pursuant to the employment agreement for each NEO, we may claw back from the NEO any bonus and equity-based compensation received in a prior year if we are required to restate financial results due to material non-compliance with applicable financial reporting requirements.
Restrictive Covenants. Each employment agreement provides for a (i) 12-month post-termination non-competition covenant relating to our competitors, (ii) 12-month post-termination non-solicitation covenant in respect of our employees, consultants, vendors, customers and similar business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

2022 Proxy Statement 36

Executive Compensation

Excise Tax. Pursuant to the employment agreements of Mr. Costello and Mr. Dolson, in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then, subject to limitations, the payments would be reduced to the minimum extent necessary to ensure no portion of such payment is subject to the excise tax. Mr. Brickman’s employment agreement requires a “best net” approach, under which payments and benefits will be reduced to avoid triggering excise tax if the reduction would result in a greater after-tax amount for Mr. Brickman compared to the amount he would receive net of the excise tax if no reduction were made.
Potential Payments Upon Termination Table
Assuming a termination of employment (including due to expiration of the term) occurred as of December 31, 2021, each of Messrs. Brickman, Costello and Dolson would be entitled to receive the payment and benefits set forth in the following table. As discussed above, if either Mr. Brickman, Costello or Dolson was terminated by us for Cause, if such NEO terminated without Good Reason, or if their employment was terminated due to death or Disability, such NEO would only be entitled to accrued obligations.

	James R. Brickman	Richard A. Costello	Jed Dolson
Termination by the Company without Cause/Resignation by Executive for Good Reason	• A cash severance payment equal to $8,400,000, calculated as two times (2x) the sum of (i) base salary ($1,500,000) plus (ii) target bonus for year of termination ($2,700,000).	• A cash severance payment equal to $1,000,000, calculated as the sum of (i) base salary ($450,000) plus (ii) target bonus for year of termination ($550,000).	• A cash severance payment equal to $2,658,450, calculated as one and one-half times (1.5x) the sum (i) base salary ($600,000) plus (ii) bonus in respect of prior year ($1,172,300).
Termination by the Company without Cause/Resignation by Executive for Good Reason following a Change in Control	• A cash severance payment equal to $12,600,000, calculated as three times (3x) the sum (i) base salary $1,500,000 plus (ii) target bonus for year of termination ($2,700,000).	A cash severance payment equal to $1,250,000, calculated as the sum of (i) base salary ($450,000) plus (ii) target bonus for year of termination ($550,000), plus (iii) $250,000.	Same as above

For purposes of the severance payments discussed above, the relevant definitions are as follows:
• “Cause,” shall mean the executive’s: (i) commission of a felony or a crime of moral turpitude, (ii) engaging in conduct that constitutes fraud or embezzlement, (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to our business or reputation, (iv) breaching any material terms of the executive’s employment or (v) continued willful failure to substantially perform executive’s duties.
• “Good Reason,” means any of the following actions taken by us without the executive’s written consent: (i) any material failure by us to fulfill our obligations under the respective employment agreement, (ii) a material and adverse change to, or a material reduction of, the executive’s duties and responsibilities or, following a Change in Control, a change in the executive’s reporting position such that the executive no longer reports directly to the board of directors of the parent corporation in a group of controlled corporations and other entities, (iii) a material reduction in executive’s then current Annual Base Salary (not including any broader compensation reductions by the Board that are not limited to the executive specifically and do not reduce the executive’s salary by more than 10% in the aggregate) or (iv) the relocation of executive’s primary office to a location more than fifty (50) miles from the prior location, which materially increases executive’s commute to work.

2022 Proxy Statement 37

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, James R. Brickman.
As of December 31, 2021, our employee population consisted of approximately 540 individuals working at Green Brick and our subsidiaries all within the United States. We selected December 31, 2021, the last day of our fiscal year, as the determination date for identifying the median employee.
In 2021, we identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions) paid to all of our employees (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Based on this methodology, the median employee in 2021 was a full-time, salaried employee.
Once we identified our 2021 median employee, we then calculated the 2021 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2021 was $80,699. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 63 to 1.

2022 Proxy Statement 38

PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT
The Audit Committee appoints, compensates, retains and oversees our auditors. The Committee engages in an annual evaluation of the independent registered certified public accounting firm, or “independent auditor,” qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered certified public accounting firm.
The Audit Committee has selected RSM US LLP to serve as our independent auditor for 2022. RSM has served as our independent registered public accounting firm since August 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF RSM AS GREEN BRICK’S INDEPENDENT PUBLIC ACCOUNTANT

Background
The Audit Committee has selected RSM US LLP to serve as our independent auditor for 2022. In accordance with SEC rules and RSM policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.
The Audit Committee and the Board believe that the continued retention of RSM as our independent auditor is in our best interests and those of our stockholders, and we are asking our stockholders to ratify the selection of RSM as our independent auditor for 2022. Although the Board is submitting the selection of RSM to our stockholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our stockholders do not ratify the selection of RSM as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage RSM. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.
Representatives of RSM are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if desired and will be available to respond to questions.

2022 Proxy Statement 39

Proposal 2 - Ratification of Independent Public Accountant
Fees and Services of RSM US LLP
Fees for professional services provided by RSM for the fiscal years ended 2021 and 2020, including related expenses, are as follows:

Services Provided	2021	2020
Audit Fees(1)	$728,463	$653,886
Audit-Related Fees(2)	46,800	65,000
Tax Fees	—	—
All Other Fees(3)	7,620	—
Total	$782,883	$718,886
(1)Includes fees for professional services rendered by RSM for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit of the Company’s internal control over financial reporting.
(2)Include fees related to consents and comfort letters related to offerings of our common stock and preferred stock in 2020 and 2021.
(3)Includes fees related to an unclaimed property audit.

Audit Committee Pre-Approval Policy
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. The Audit Committee pre-approves all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee has adopted a policy and procedures governing the pre-approval process for audit, audit-related and permitted non-audit services. The Audit Committee pre-approves audit and audit-related services in accordance with its review and approval of the engagement letter and annual service plan with the independent registered public accounting firm. Any tax consultation or other consulting services proposed to be provided by RSM are considered for approval by the Audit Committee on a project-by-project basis. Non-audit and other services provided by the independent registered public accounting firm will be considered by the Audit Committee for pre-approval based on business purpose, reasonableness of estimated fees and the potential impact on the firm’s independence.

2022 Proxy Statement 40

AUDIT COMMITTEE REPORT

Report of the Audit Committee
The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2021 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.
Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.
In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2021 fiscal year for filing with the SEC.
In determining whether to reappoint RSM as our independent registered certified public accounting firm for 2022, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:
•    RSM’s capabilities to handle the breadth and complexity of our operations;
•    RSM’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
•    the quality and candor of RSM’s communications with the Audit Committee and management;
•    external data on the firm’s audit quality and performance, including recent PCAOB reports on RSM and its peer firms;
•    the performance of the lead engagement partner and the other professionals on our account; and
•    the appropriateness of RSM’s fees based on the scope of activities.
In light of the Audit Committee’s views on the performance of RSM, it is the Audit Committee’s belief that continuing to retain RSM is in our best interest and those of our stockholders. Consequently, the Audit Committee has appointed RSM as our independent registered certified public accounting firm for fiscal year 2022 and recommends that stockholders ratify the appointment at the Annual Meeting.
Kathleen Olsen (Chair)
John R. Farris
Lila Manassa Murphy
Richard Press

April 22, 2022

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

2022 Proxy Statement 41

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 13, 2022, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2021; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. As of April 13, 2022, we had 49,227,597 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(2)	Percent(2)
Holders of more than 5%
Greenlight Capital Inc. and its affiliates(2).	17,041,811	34.6%
BlackRock, Inc.(3).	3,677,214	7.5%
Named Executive Officers and Directors:
James R. Brickman(4)	2,056,072	4.1%
Richard A. Costello	87,670	*
Jed Dolson	239,384	*
David Einhorn(2)(5)	17,427,590	35.4%
Elizabeth K. Blake	181,364	*
Harry Brandler(6)	121,450	*
John R. Farris	145,444	*
Lila Manassa Murphy	-	*
Kathleen Olsen	79,238	*
Richard S. Press	90,897	*
All Executive Officers and Directors as a group (10 persons)(7)	20,429,109	41.5%
*    Less than one percent.
Unless otherwise indicated, the address of each of our directors and officers identified is c/o 2805 Dallas Parkway, Suite 400, Plano, TX 75093.
(1)    In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after April 13, 2022 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
(2)    Based on Amendment 16 to the Schedule 13D filed by David Einhorn and Greenlight Capital, Inc. et al. on February 10, 2021 and the Form 4 filed on January 4, 2022, Mr. Einhorn is the president of Greenlight Capital, Inc. ("Greenlight Inc.") and the senior manager of DME Advisors GP, LLC ("DME GP"). DME GP is the general partner of DME Advisors, LP ("DME") and DME Capital Management, LP ("DME CM"). Greenlight Inc. controls the voting and disposition of 8,480,328 shares of Common Stock held for the account of GCOP, Ltd. of which Greenlight Inc. acts as investment advisor. DME CM controls the voting and disposition of 4,971,293 shares of Common Stock held for the account of GCOM, of which DME CM acts as investment advisor. DME controls the voting and disposition of 2,740,190 shares of Common Stock held for the account of Solasglas Investments, LP ("SILP") and a private investment fund for which DME CM manages a portfolio (the "Sub-Account") and serves as DME serves as investment advisor. By virtue of his roles at Greenlight Inc., DME Advisors, DME Management and DME GP, Mr. Einhorn may be deemed to have voting and dispositive power over 17,041,811 shares of common stock held by these affiliates of Greenlight, Inc. The 17,041,811 shares includes 8,476,863 shares of common stock which are pledged or held in one or more margin accounts. Each of Mr. Einhorn, Greenlight Inc., DME Advisors, DME Management and DME GP disclaims beneficial ownership of these shares of common stock, except to the extent of any pecuniary interest therein. The principal business

2022 Proxy Statement 42

Proposal 2 - Ratification of Independent Public Accountant
address of Greenlight Capital, Inc. is 2 Grand Central Tower, 140 East 45th Street, 24th Floor, New York, NY 10017.
(3)    According to the Schedule 13G filed on February 3, 2022, by BlackRock, Inc. (“BlackRock”), of the 3,677,214 shares beneficially owned, BlackRock has (i) sole voting power with respect to 3,525,094 shares, and (ii) sole investment power with respect to all 3,677,214 shares. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(4)    Includes 500,000 shares issuable upon exercise of vested stock options.
(5)    In addition to the amounts held by Greenlight Capital, et al, Mr. Einhorn owns 385,779 shares of Common Stock directly.
(6)    Includes 74,176 shares held by Brandler LLC, of which Mr. Brandler is a manager. Mr. Brandler disclaims beneficial ownership of the shares of common stock directly held by Brandler LLC, except to the extent of his pecuniary interest therein.
(7)    Includes (i) 500,000 shares issuable upon exercise of vested stock options held by Mr. Brickman and (ii) 17,041,811 shares held by Greenlight Capital, Inc., and its affiliates described in Note 2, for which one of our directors, David Einhorn may be deemed to beneficially own due to his indirect voting and dispositive power over such shares.

2022 Proxy Statement 43

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What is the date, time and place of the Annual Meeting?
Due to the COVID-19 pandemic, our Annual Meeting will be held in a virtual format only, on Tuesday June 7, 2022, at 10:00 a.m. Central Time. As a stockholder, you can attend, vote and submit questions at our Annual Meeting by accessing www.virtualshareholdermeeting.com/GRBK2022 using the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.
What am I being asked to vote on and what is the Board recommendation?
At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal	Board Recommendation
To elect eight directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified.	FOR each Director Nominee
To ratify the appointment of RSM US LLP (“RSM US” or “independent auditors”) as our independent registered certified public accounting firm for the 2022 fiscal year.	FOR
You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on April 13, 2022, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 49,227,597 shares of our common stock were outstanding.
What is the difference between a stockholder of record and a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the “stockholder of record.”
If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.
What are the voting rights of our stockholders?
Our stockholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting.

2022 Proxy Statement 44

Questions and Answers About Our Annual Meeting

What constitutes a quorum?
A quorum will be present at the Annual Meeting if holders of a majority of outstanding shares of our common stock on the record date are represented at the Annual Meeting by virtual attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.
What are “broker non-votes” and how are they treated?
A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the stockholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the NYSE, allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.
The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes
If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.
How are abstentions treated?
Abstentions will not be counted as votes cast in the final tally of votes with regard to either proposal. Therefore, abstentions will have no effect on the outcome of these proposals.
Will my shares be voted if I do not provide my proxy?
If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What are “broker non-votes” and how are they treated?”) even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a stockholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.
How do I vote?
To Vote by Internet, Telephone or Mail:
You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

2022 Proxy Statement 45

Questions and Answers About Our Annual Meeting
•    To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•    To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•    If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:
1)    By Internet: by visiting www.proxyvote.com
2)    By phone: by using the phone number listed on the Notice
To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Central Time on June 6, 2022.
To Vote at the Annual Meeting:
If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.
If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.
If I plan to virtually attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to virtually attend the Annual Meeting. If you vote in advance and also virtually attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.
What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The eight nominees for election as directors will be elected by a majority of the votes cast at the Annual Meeting.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of RSM US as our independent auditor for the 2022 fiscal year.
How will my proxy holder vote?
The enclosed proxy designates James R. Brickman and Richard A. Costello to hold your proxy and vote your shares. James R. Brickman and Richard A. Costello will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. James R. Brickman and Richard A. Costello intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal	Board Recommendation
Election of Directors	FOR each Director Nominee
Ratification of Independent Registered Certified Public Accounting Firm	FOR

2022 Proxy Statement 46

Questions and Answers About Our Annual Meeting
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.
Can I change my vote after I have voted?
Voting by telephone, over the Internet or by mailing a proxy card does not preclude a stockholder from voting during the Annual Meeting. A stockholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the virtual meeting will not itself constitute revocation of a proxy.
How do I virtually attend the Annual Meeting?
In consideration of the public health concerns relating to COVID-19, the Annual Meeting will be held virtually and you will not be able to attend the Annual Meeting in person. To attend the Annual Meeting virtually, please log in to www.virtualshareholdermeeting.com/GRBK2022 using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials and follow the instruction prompts on the virtual meeting site.
Where can I find voting results of the Annual Meeting?
We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.
Who should I call with other questions?
If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact:
Green Brick Partners, Inc.
2805 Dallas Parkway, Suite 400
Plano, TX 75093,
Attention: Corporate Secretary.

2022 Proxy Statement 47

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 1, 2021 were made on a timely basis, except that a Form 4 for Mr. Press that reported one purchase transaction made during 2021 was not timely filed due to an administrative error.

Stockholder Proposals and Director Nominations

Proposals for Inclusion in the Proxy Statement. The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2023 annual meeting of stockholders, or the “2023 Annual Meeting,” is February 22, 2023, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Eligible stockholders who seek to submit a proposal for inclusion in our proxy statement must comply with all applicable Bylaws and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., February 22, 2023) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. For the 2023 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 22, 2023 and no later than the close of business on March 24, 2023. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our Bylaws, including a description of the proposal, the name of the stockholder and beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities, if any. If we hold the 2023 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Our Bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating stockholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.
The specific requirements of these advance notice provisions are set forth in Sections 1.13 of our Bylaws, a copy of which is available upon request. All stockholder proposals and director nominations pursuant

2022 Proxy Statement 48

Other Matters
to the advance notice provision or proxy access provision in our Bylaws should be sent to the Secretary at 2805 Dallas Parkway, Suite 400, Plano, TX 75093.

List of Stockholders Entitled to Vote at the Annual Meeting

The names of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

The costs of solicitation, if any, will be borne by Green Brick. Proxies may be solicited on our behalf by directors, officers or employees, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. Green Brick will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

Communication with Green Brick’s Board of Directors

Stockholders or other interested parties may communicate with one or more members of the Board by writing to the Board or a specific director at:
Board of Directors (or specific director)
Green Brick Partners, Inc.
2805 Dallas Parkway, Suite 400 Plano, TX 75093

Communications addressed to individual Board members will be forwarded by the Corporate Secretary to the individual addressee. Any communications addressed to the Board will be forwarded by the Corporate Secretary to the Chairman of the Board.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2021 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, on the Internet at www.greenbrickpartners.com. Stockholders who wish to obtain a paper copy of our 2021 Form 10-K may do so without charge by writing to Green Brick Partners, Inc., 2805 Dallas Parkway, Suite 400, Plano, TX 75093, Attention: Investor Relations. A copy of any exhibit to the 2021 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

This year we have elected to take advantage of the SEC's rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders' receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. If you would like to receive a paper copy of the proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to receive a paper copy.

2022 Proxy Statement 49

Other Matters
Householding

We utilize a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicative printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold shares of our Common Stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge as indicated above.

2022 Proxy Statement 50

GREEN BRICK PARTNERS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GRBK2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/06/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Elizabeth K. Blake
02) Harry Brandler
03) James R. Brickman
04) David Einhorn
05) John R. Farris
06) Kathleen Olsen
07) Richard S. Press
08) Lila Manassa Murphy

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To ratify the appointment of RSM US LLP as the Independent Registered Public Accounting Firm of the Company to serve for the 2022 fiscal year.	O	O	O

NOTE: Any other matters that may come before the meeting or any adjournments thereof will be voted in the best judgment of the proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000564344_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

GREEN BRICK PARTNERS, INC.
Annual Meeting of Stockholders
June 7, 2022 at 10:00 A.M. Central Time
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) James R. Brickman and Richard A. Costello, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GREEN BRICK PARTNERS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., CDT on June 7, 2022 in virtual only format at www.virtualshareholdermeeting.com/GRBK2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and will be voted in the best judgment of the proxies on any other matters that may come before the meeting or any adjournments thereof.

0000564344_2 R1.0.0.24

Continued and to be signed on reverse side